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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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                                   FORM 8-K



                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 28, 2000
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                        RIBOZYME PHARMACEUTICALS, INC.
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              (Exact name of registrant as specified in charter)


         Colorado                   0-27914                   34-1697351
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     (State or other              (Commission               (IRS employer
     jurisdiction of              file number)            identification no.)
      incorporation
     or organization)


                   2950 Wilderness Place, Boulder, Colorado         80301
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                   (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (303) 449-6500
                                                   --------------

                                      N/A
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        (Former name or former address, if changed since last report.)
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5.   Other Events

     On September 28, 2000, Ribozyme Pharmaceuticals, Inc. (the "Company"or "RPI"), entered into an agreement with Eli Lilly and Company ("Lilly") to repurchase its rights to Heptazyme(TM), the Company's Anti-Hepatitis C ribozyme, and all other Hepatitis C ribozyme products ("Ribozyme Products"). Lilly directed the clinical trials for Heptazyme to date under a licensing agreement between the parties. According to the repurchase agreement, the Company renegotiated the global rights to Ribozyme Products, including Heptazyme, and will direct all subsequent clinical trials. The Phase II clinical trial is expected to begin in the first quarter of 2001.

     The renegotiated agreement between the Company and Lilly includes the following terms:

     . Lilly agreed that all rights to Ribozyme Products licensed under the Agreement revert to RPI and that Lilly shall transfer to RPI all material, data, information and regulatory documentation, including the Heptazyme IND, reasonably required by RPI to continue Clinical Development of Heptazyme at Lilly's cost.
     . RPI agreed to continue the development of Heptazyme to demonstrate efficacy in the Field of the Hepatitis C virus.
     . Lilly shall pay RPI a Termination Fee based upon RPI's spending to date on Heptazyme.
     .    RPI shall pay Lilly a royalty on the Net Sales of Ribozyme Products by
          RPI.
     . RPI shall pay Lilly one time milestones if the Company closes an agreement or agreements for development or marketing rights to Ribozyme Products with a third party.
     . Lilly shall convert each share of the Company's Series L Preferred shares into $1,500,000 of common stock upon the termination date of the Agreement. The termination date of the Agreement shall be December 28, 2000. In addition, RPI shall give Lilly three million U.S. dollars ($3,000,000) in RPI common stock based on the closing price of RPI stock on December 28, 2000, as payment for Lilly efforts in generating and providing Data.
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                                   EXHIBITS

10.1* Repurchase of Ribozyme Product agreement dated September 28, 2000, between the Company and Eli Lilly Corporation.

*  Confidential treatment has been requested for portions of these agreements.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RIBOZYME PHARMACEUTICALS, INC.

DATE: October 10, 2000                  By:/s/ Dr. Ralph E. Christoffersen
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                                        Dr. Ralph E. Christoffersen, President